Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Financial Statements, which we refer to as the Pro Forma Financial Statements, presented below are derived from the historical consolidated financial statements of AT&T Inc. (AT&T) and Time Warner Inc. (Time Warner). The Pro Forma Financial Statements are prepared as a business combination reflecting AT&T's acquisition of Time Warner as if it had been completed on January 1, 2017 for statement of income purposes.  The consolidated balance sheet reflecting the acquisition is included in our June 30, 2018 financial statements contained in our quarterly report on Form 10-Q.  For a summary of the business combination, see "the Transaction" included in the AT&T Form S-4 filed with the Securities and Exchange Commission (SEC) on November 18, 2016 (File No. 333-214712), including all amendments and supplements to it.
The Pro Forma Financial Statements are developed from (a) the unaudited consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, (b) the unaudited consolidated financial information of Time Warner derived from their accounting records for the period from January 1, 2018 through June 14, 2018 (the Pre-Acquisition Period), (c) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the year ended December 31, 2017, and (d) the audited consolidated financial statements of Time Warner contained in its Annual Report on Form 10-K for the year ended December 31, 2017.
Under accounting for business combinations, the assets and liabilities of Time Warner were recorded at their respective fair values as of the date of the acquisition, June 14, 2018. AT&T has performed preliminary valuations of property, plant and equipment, intangible assets, debt and certain other assets and liabilities with the assistance of third-party valuation experts. These preliminary values, as allowed by U.S. generally accepted accounting principles, are subject to adjustment as we complete our analyses. We cannot provide any assurance that such adjustments will not result in a material change.
The Pro Forma Financial Statements have been prepared to reflect adjustments to AT&T's historical consolidated financial information that are (i) directly attributable to the acquisition of Time Warner, (ii) factually supportable and (iii) expected to have a continuing impact on AT&T's results.
The Pro Forma Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of AT&T would have been had the Time Warner acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations.
The Pro Forma Financial Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs expected to result from the Time Warner acquisition.
The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T and Time Warner.

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2018 ($ in millions, except per share data)
	Historical		Pro Forma
	AT&T	Time Warner*	Adjustments		Combined
Total Operating Revenues	$77,024	$14,516	$(1,621)	(a1)	$89,919

Operating Expenses
Cost of revenue
Equipment	9,225	-			9,225
Broadcast, programming and operations	10,615	-	(1,568)	(a1)	15,678
			6,927	(a2a )
			(296)	(a6)
Other cost of revenue (exclusive of depreciation and amortization shown separately below)	15,564	8,656	(2)	(a1)	17,147
			(6,927)	(a2a )
			(144)	(a2b )
Selling, general and administrative	16,581	3,051	(51)	(a1)	18,571
			(109)	(a2b )
			(901)	(a3)
Depreciation and amortization	12,372	55	(85)	(a4)	14,611
			1,381	(a5a )
			296	(a6)
			317	(a5b )
			253	(a2b )
			22	(a7)
Total Operating Expenses	64,357	11,762	(887)		75,232
Operating Income	12,667	2,754	(734)		14,687
Interest expense	3,794	375	85	(a2c )	4,215
			(39)	(a9)
Other income (expense) – net	4,048	(99)	(60)	(a8)	3,932
			85	(a2c )
			(42)	(a11)
Income from Continuing Operations Before Income Taxes	12,921	2,280	(797)		14,404
Income tax expense (benefit)	2,914	(58)	(199)	(c )	2,657
Income from Continuing Operations	10,007	2,338	(598)		11,747
Less: Net (income) loss attributable to Noncontrolling Interest	(213)	2			(211)
Income from Continuing Operations Attributable to Registrant	$9,794	$2,340	$(598)		$11,536

Basic Earnings Per Share from Income from Continuing Operations Attributable to Registrant	$1.56				$1.56
Diluted Earnings Per Share from Income from Continuing Operations Attributable to Registrant	$1.56				$1.55
Weighted Average Common Shares Outstanding (000,000)
Basic	6,257				7,383	(b)
Diluted	6,277				7,458	(b)

*Time Warner results prior to June 15, 2018 acquisition (January 1, 2018 through June 14, 2018)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2017 ($ in millions, except per share data)
	Historical		Pro Forma
	AT&T	Time Warner	Adjustments		Combined
Total Operating Revenues	$160,546	$31,271	$(3,048)	(a1)	$188,769

Operating Expenses
Cost of revenue
Equipment	18,709	-			18,709
Broadcast, programming and operations	21,159	-	(2,965)	(a1)	30,689
			14,249	(a2a )
			(1,754)	(a6)
Other cost of revenue (exclusive of depreciation and amortization shown separately below)	37,511	17,647	(7)	(a1)	41,084
			(14,249)	(a2a )
			(249)	(a2b )
			431	(a12)
Selling, general and administrative	34,917	5,491	(76)	(a1)	40,139
			(248)	(a2b )
			(475)	(a3)
			530	(a12)
Asset abandonments and impairments	2,914	16			2,930
Depreciation and amortization	24,387	197	(197)	(a4)	31,931
			3,036	(a5a )
			1,754	(a6)
			2,212	(a5b )
			497	(a2b )
			45	(a7)
Total Operating Expenses	139,597	23,351	2,534		165,482
Operating Income	20,949	7,920	(5,582)		23,287
Interest expense	6,300	1,005	209	(a2c )	8.096
			(73)	(a9)
			655	(a10)
Other income (expense) – net	490	(970)	(118)	(a8)	624
			209	(a2c )
			52	(a11)
			961	(a12)
Income from Continuing Operations Before Income Taxes	15,139	5,945	(5,269)		15,815
Income tax (benefit) expense	(14,708)	701	(2,002)	(c )	(16,009)
Income from Continuing Operations	29,847	5,244	(3,267)		31,824
Less: Net (income) loss attributable to Noncontrolling Interest	(397)	3			(394)
Income from Continuing Operations Attributable to Registrant	$29,450	$5,247	$(3,267)		$31,430

Basic Earnings Per Share from Income from Continuing Operations Attributable to Registrant	$4.77	$6.73			$4.31
Diluted Earnings Per Share from Income from Continuing Operations Attributable to Registrant	$4.76	$6.64			$4.27
Weighted Average Common Shares Outstanding (000,000)
Basic	6,164	777			7,290	(b)
Diluted	6,183	791			7,364	(b)
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS ($ in millions, except per share data)
Note 1. Basis of Presentation
On October 22, 2016, AT&T and Time Warner entered into the merger agreement, pursuant to which AT&T would acquire Time Warner. At the closing of the merger, each share of Time Warner common stock was exchanged for (1) $53.75 per share in cash plus (2) a number of shares of AT&T common stock equal to the exchange ratio described below. If the AT&T average stock price was between (or equal to) $37.411 and $41.349 per share, the exchange ratio was to be obtained by dividing $53.75 by the average stock price. If the average stock price was greater than $41.349, the exchange ratio was to be 1.300. If the average stock price was less than $37.411, the exchange ratio would be 1.437. On June 14, 2018, each share of Time Warner stock was exchanged for $53.75 cash plus 1.437 shares of AT&T common stock. Based on AT&T's $32.52 per share closing stock price on June 14, 2018, Time Warner shareholders received a total of $36,599 in AT&T stock and $42,100 in cash. Total consideration paid included share-based payment arrangements and other adjustments totaled $79,114. Subsequent to June 14, 2018, Time Warner is a wholly-owned subsidiary of AT&T.
Purchase Price:
Cash	$42,100
Common stock	1,126
Additional paid-in capital	35,888
Consideration paid	$79,114
Net debt acquired	21,191
Total purchase price	$100,305

The Pro Forma Financial Statements present the pro forma combined results of operations of the combined company based upon the historical financial statements of AT&T and Time Warner, after giving effect to the acquisition of Time Warner and adjustments described in these footnotes, and are intended to reflect the impact on AT&T of the acquisition.
The assets and liabilities of Time Warner were appraised for inclusion in the opening balance sheet. Long-lived assets such as property, plant and equipment reflect a value that a market participant would spend to replace the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would be neither increased in value nor impaired. In addition, assets and liabilities that would not usually be recorded in ordinary operations will be recorded at their acquisition values (e.g., intellectual property such as film and television content and brands developed by the acquired company). Debt instruments and investments are valued in relation to current market conditions and other assets and liabilities are valued based on the acquiring company's estimates. After all identifiable assets and liabilities are valued, the remainder of the purchase price is recorded as goodwill. These values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained.
The accompanying Pro Forma Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or costs for the integration of AT&T's and Time Warner's operations. The accompanying Pro Forma Financial Statements have been adjusted to reflect (1) changes to reclassify certain Time Warner items to conform to the AT&T presentation and (2) the retrospective income statement effect of an accounting standard adopted after the December 31, 2017 (ASU 2017-07, Pension and Postretirement Benefits classification). The Unaudited Pro Forma Condensed Combined Statements of Income reflect the Time Warner acquisitions as if it had been completed on January 1, 2017.
For more information on estimated cost savings and revenue synergies, see "The Transaction – AT&T's Reasons for the Transaction" and "The Transaction – Time Warner's Reasons for the Transaction" included in the AT&T Form S-4 filed with the SEC on November 18, 2016 (File No. 333-214712), including all amendments and supplements to it.

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued) ($ in millions, except per share data)

Note 2. Pro Forma Adjustments

(a)	The Pro Forma Statements of Income include the results of Time Warner's operations and have been adjusted to reflect notes (a1) through (a12).

(a1)
The Pro Forma Statements of Income have been adjusted to eliminate certain intercompany revenues and expenses between AT&T and Time Warner, consisting primarily of Time Warner's licensing of content and programming to AT&T.

(a2)	The Pro Forma Statements of Income have been adjusted to align the Time Warner expense categories with the AT&T presentation as follows:
(a2a)	To report content-related expenses in "Broadcast programming and operations" expenses instead of "Other costs of revenues" as reported by Time Warner.
(a2b)	To report depreciation in "Depreciation and amortization" instead of "Other cost of revenues" and "Selling, general and administrative" as reported by Time Warner.
(a2c)	To report interest income as "Other income (expense) – net" instead of "Interest expense – net" as reported by Time Warner.
(a3)	The Pro Forma Statements of Income have been adjusted to eliminate merger costs incurred by Time Warner and/or AT&T.

(a4)
Time Warner's historical cost of purchased intangibles, including film libraries, brands, trade names and other intangibles has been eliminated and replaced with fair values as of the acquisition date. The Pro Forma Statements of Income have been adjusted to eliminate the associated amortization expense from prior mergers recorded in the historical Time Warner Statements of Income.

(a5)
AT&T has preliminarily identified certain finite-lived intangible assets and has selected an amortization method that best aligns the pattern of cash flows that support the value of those intangible assets as noted below. The valuation of these intangibles is sensitive to input assumptions such as the magnitude and timing of forecasted cash flows, royalty rate, discount rate, revenue growth rate and useful life assumptions. The sensitivities presented below are for illustrative purposes, and, therefore, should not be substituted for the results shown in these pro forma financial statements which reflect amortization based on preliminarily assigned values.

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued) ($ in millions, except per share data)

(a5a)	Straight-line method

The following table reflects the intangible assets that are amortized using the straight-line method of amortization and their respective average estimated useful lives:

Asset	Estimated Fair Value	Estimated Average Useful Life in Years
Distribution networks (1)	$17,480	10
Trademarks and trade names	18,100	15 - 40
Production agreements and franchise and character rights (2)	6,570	5 - 30
Advertising network (3)	3,330	10
Video game content	320	1 - 3
Customer lists	70	5
	$45,870
(1) Distribution networks represent the contractual relationships with distributors of film and television programming, other than with AT&T and its subsidiaries
(2) Franchises and other character rights, including intellectual property rights related to the Wizarding World, DC Entertainment, Looney Toons and Hanna-Barbera, and production agreements
(3) Represents the value of the in-place advertisers, primarily resulting from the upfront marketplace

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to these intangibles. Amortization of these assets is calculated utilizing the straight-line method over the lives shown.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
2	$500	$375	$0.05
10	100	75	0.01
20	50	38	0.01

(a5b)	Film forecast computation method
AT&T has preliminarily identified "Other Intangibles – Net," of approximately $11,322 for released television and film content. The asset lives range from two to twenty years. Time Warner utilizes the film forecast computation method to amortize film and television production costs; similarly, amortization of these intangibles is reflected in the Pro Forma Statements of Income using the film forecast computation method. This method amortizes associated costs in the same ratio that current gross revenues bear to anticipated total gross revenues.

The illustrative incremental amortization expense included in our Pro Forma Statements of Income was calculated by applying the historical production cost amortization rates utilized by Time Warner (see note (a6) below) to the step-up in fair value. For amortization of film and television costs discussed in (a5b) and (a6) below, the assumed rates may be materially different than the actual results. A 10% change in the rate assumed would result in approximately $800 of additional amortization expense recognized in the first year.

(a6)
The Pro Forma Statements of Income have been adjusted to reclassify Time Warner's amortization of production costs for film and television programming released prior to June 14, 2018, which were $1,754 and $296 for the periods ended December 31, 2017 and June 30, 2018, to "Depreciation and amortization," see (a5b).

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued) ($ in millions, except per share data)
(a7)
The Pro Forma Statements of Income have been adjusted to reflect higher depreciation expense due to the adjustment of Time Warner's property, plant and equipment to fair value. The estimated fair value of $4,699 includes land and other assets with estimated lives ranging from 3 to 30 years.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to property, plant and equipment (excluding land) of Time Warner. Depreciation of these assets is calculated utilizing the straight-line method over estimated lives.

Lives in years	Estimated Depreciation Expense	Net income impact	Per share impact
3	$333	$250	$0.03
10	100	75	0.01
20	50	38	0.01

(a8)
Time Warner's investments in equity affiliates have been adjusted to fair value and the Pro Forma Statements of Income have been adjusted to reflect the impact of the depreciation and amortization of the tangible and intangibles assets identified in our memo accounts for the excess in the fair value of certain equity method investments as compared to our proportional share in their equity.

(a9)	The Pro Forma Statements of Income have been adjusted to reflect lower interest expense using the effective interest method due to the adjustment of Time Warner's public long-term debt to fair value.

(a10)
The Pro Forma Statements of Income have been adjusted to reflect incremental interest expense due to the addition of $42,100 of AT&T borrowings used to finance the payment of the cash consideration in the transaction of $53.75 per share of Time Warner common stock. The incremental interest expense of $655 was estimated by assuming, for the first six months of 2017, AT&T issued borrowings to cover the payment of cash consideration at the average interest rate of our long-term debt portfolio of 4.4% in 2017. In anticipation of the acquisition, AT&T issued certain notes during June and August of 2017, approximately $1,285 and $984 of interest expense were included in the historical results of AT&T for the periods ended December 31, 2017 and June 30, 2018, respectively (see note a). Additionally, AT&T's historical results included approximately $182 and $201 of interest income earned on these borrowings for the periods ended December 31, 2017 and June 30, 2018, respectively.

(a11)
The Pro Forma Statements of Income have been adjusted to eliminate Time Warner's amortization of prior service cost and unrealized losses due to the adjustment of Time Warner's pension and postretirement plans to fair value and to conform Time Warner's pension and postretirement benefit assumptions to those used by AT&T. The adjustments are reflected on the Pro Forma Statements of Income in "Other income (expense) – net."

(a12)
For the year ended December 31, 2017, the Pro Forma Statement of Income has been adjusted to reflect AT&T's and Time Warner's adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued) ($ in millions, except per share data)
(b)
Pro forma combined earnings per common share is computed using the average of the daily closing market price and the number shares outstanding per day for the reporting period and is based on the historical AT&T weighted average shares outstanding, adjusted to assume the 1.126 billion shares issued by AT&T (see note b1) were outstanding for the entire period presented. Pro forma combined earnings per common share are calculated using income from continuing operations attributable to AT&T for the six-month period ended June 30, 2018 and the year ended December 31, 2017.

(b1)	Pro forma combined weighted average shares outstanding are calculated as follows (shares in millions):

For the Six Months Ended June 30, 2018
AT&T weighted average shares outstanding at June 30, 2018	6,257
AT&T shares issued for Time Warner acquisition	1,126
Pro Forma Combined weighted average shares outstanding at June 30, 2018	7,383

For the Year Ended December 31, 2017
AT&T weighted average shares outstanding at December 31, 2017	6,164
AT&T shares issued for Time Warner acquisition	1,126
Pro Forma Combined weighted average shares outstanding at December 31, 2017	7,290

Pro forma combined weighted average shares outstanding with dilution are calculated as follows (shares in millions):
For the Six Months Ended June 30, 2018
AT&T weighted average shares outstanding with dilution at June 30, 2018	6,277
AT&T shares issued for Time Warner acquisition	1,126
Dilutive impact of Time Warner vested stock units outstanding (3 shares converted at 1.437)	5
Dilutive impact of Time Warner options outstanding (16 shares converted at 3.076)	50
Pro Forma Combined weighted average shares outstanding with dilution at June 30, 2018	7,458

For the Year Ended December 31, 2017
AT&T weighted average shares outstanding with dilution at December 31, 2017	6,183
AT&T shares issued for Time Warner acquisition	1,126
Dilutive impact of Time Warner vested stock units outstanding (3 shares converted at 1.437)	5
Dilutive impact of Time Warner options outstanding (16 shares converted at 3.076)	50
Pro Forma Combined weighted average shares outstanding with dilution at December 31, 2017	7,364

(c)
The Pro Forma Statements of Income have been adjusted to reflect the aggregate pro forma income tax effect of notes (a4) through (a11). The aggregate pre-tax effect of these adjustments is reflected as "Income Before Income Taxes" on the Pro Forma Statements of Income, which was taxed at our combined statutory rate for each period, which was 38% for the year ended December 31, 2017 and 25.0% for the six-months ended June 30, 2018.

Note 3. Federal Income Tax Consequences of the Transaction

The Pro Forma Statements of Income assume that the transaction qualifies as a tax-free reorganization for federal income tax purposes.